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                                                                     Exhibit 2.1

              Certificate of Incorporation of Shochet Holding Corp.


                          CERTIFICATE OF INCORPORATION

                                       OF

                            SHOCHET TRADING.COM INC.

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                         Pursuant to Section 102 of the
                        Delaware General Corporation Law
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                  I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  1. The name of the Corporation is Shochet Trading.com Inc. (hereinafter sometimes called "the Corporation").

                  2. The registered office of the Corporation is to be located at 9 East Loockerman Street, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

                  3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 16,000,000 of which (i) 15,000,000 shares shall be Common Stock, par value $.0001 per share, and (ii) 1,000,000 shares shall be Preferred Stock, par value $.0001 per share.

                           A. Preferred Stock. The Board of Directors is
expressly granted authority to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions hereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of


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Preferred Stock may be increased or decreased (but not below the number of shares hereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                           B. Common Stock. Except as otherwise required by law
and except as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power of the Corporation. Each share of Common Stock shall have one vote.

                  5. The name and address of the sole incorporator are as follows:

                     Name                        Address
                     ----                        -------

                     Danielle Ghorra, Esq.       Graubard Mollen & Miller
                                                 600 Third Avenue
                                                 New York, New York  10016-2097

                  6. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           (a) Election of directors need not be by ballot.

                           (b) The Board of Directors shall have the power,
                  without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

                           (c) The directors in their discretion may submit any
                  contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there repre sented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the


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                  contract or act would otherwise be open to legal attack
                  because of directors' interest, or for any other reason.

                           (d) In addition to the powers and authorities
                  hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this
Article 7, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 7, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                  8. The Corporation, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

                  9. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stock holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this


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Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  IN WITNESS WHEREOF, I have signed this Certificate this 29th day of July, 1999.


                                                        /s/ Danielle Ghorra
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                                                        Danielle Ghorra, Esq.
                                                        Sole Incorporator



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